Exhibit 99.1

Investor Contact	Media Contact
Matthew Garth	Monica Orbe
(212) 836-2714	(212) 836-2632
Matthew.Garth@alcoa.com	Monica.Orbe@alcoa.com

ALCOA TO APPOINT THREE NEW DIRECTORS TO ITS BOARD

New directors to add valuable experience as Alcoa prepares for separation

NEW YORK – February 1, 2016 – Lightweight metals leader Alcoa Inc. (NYSE:AA) today announced that it will appoint Ulrich “Rick” Schmidt, John C. Plant and Sean O. Mahoney to serve on the Company’s Board of Directors, effective February 5, 2016. These appointments will further strengthen the Company and add valuable aerospace and automotive experience to the Board as Alcoa prepares to separate into two independent companies in the second half of 2016. With these appointments, the Alcoa Board will be expanded to consist of 15 directors.

“We are pleased to welcome Rick, John, and Sean to the Alcoa Board,” said Klaus Kleinfeld, Chairman and Chief Executive Officer. “As we prepare to separate into two strong companies, we have been actively working to ensure each has a world-class Board of Directors focused on creating shareholder value. Each of our new directors is a high caliber executive with a proven track record of success, and each brings valuable skills highly relevant to the markets we serve, including aerospace and automotive. We look forward to drawing on their expertise as we launch two independent companies positioned for success.”

In connection with this announcement, Alcoa and affiliates of Elliott Management, which hold an economic interest in approximately 7.5 percent of Alcoa’s common stock, have entered into an agreement that provides that Elliott will support the Company’s slate of director nominees at Alcoa’s 2016 Annual Meeting of Shareholders. Mahoney will be included with the Company’s slate of director nominees for election at the Company’s 2016 Annual Meeting of Shareholders and will be added to the class of directors whose term expires in 2016. Schmidt and Plant will be added to the class of directors whose terms expire in 2017 and 2018, respectively.

Dave Miller, Senior Portfolio Manager at Elliott Management said, “We believe the Company is taking the right steps as it moves forward with its separation. This is a pivotal moment for Alcoa and represents an opportunity to create substantial value for shareholders. We are pleased to have worked constructively with Alcoa and believe that Rick, John and Sean bring relevant experience to the Alcoa Board and the future Value-Add Co.”

As previously announced, Alcoa plans to separate into two, industry-leading publicly traded companies in the second half of 2016. The Upstream company will comprise five strong business units that today make up Global Primary Products: Bauxite, Alumina, Aluminum, Cast Products and Energy; the innovation and technology-driven Value-Add company will include the Global Rolled Products, Engineered Products and Solutions, and Transportation and

Construction Solutions businesses. As the Company prepares to implement the separation, the Board of Directors will work closely with Alcoa’s management team in a comprehensive review of its portfolio, operations, profitability drivers and cost structure, and will update the market at the appropriate time.

About Ulrich “Rick” Schmidt

Ulrich “Rick” Schmidt is the former Executive Vice President and Chief Financial Officer of Spirit Aerosystems Holdings, Inc. He served on the Board of Directors of Precision Castparts Corporation from 2007 until January 2016. Schmidt joined Spirit Aerosystems from Goodrich Corporation in 2005, where he served as Executive Vice President and Chief Financial Officer from 2000 to 2005 and as Vice President, Finance and Business Development, Goodrich Aerospace from 1994 to 2000. Prior to joining Goodrich, he held senior level roles at a variety of companies, including Invensys Limited, Everest & Jennings International Limited and Argo-Tech Corporation. Schmidt received his undergraduate degree and a Masters of Business Administration from Michigan State University.

About John C. Plant

John C. Plant is the former chairman of the board, president and chief executive officer of TRW Automotive, which was acquired by ZF Friedrichshafen AG in May 2015. Under his leadership, TRW employed more than 65,000 people in approximately 190 major facilities around the world and was ranked among the top 10 automotive suppliers globally. Plant was a co-member of the Chief Executive Office of TRW Inc. from 2001 to 2003 and an executive vice president of TRW from the company’s 1999 acquisition of Lucas Varity to 2003. Previously, Plant was president of Lucas Varity Automotive and managing director of the Electrical and Electronic division from 1991 through 1997. Plant is a member of the Board of Directors of Masco Corporation, Gates Corporation, and Jabil Circuit Corporation. He is also a vice chairman of the Washington based Kennedy Center Corporate Fund Board, and a board member of the Automotive Safety Council. A graduate of the University of Birmingham, Plant holds a Bachelor of Commerce degree in Economics, Accounting and Law, and was bestowed an honorary Doctorate in 2014. Plant is also a Fellow of the Institute of Chartered Accountants.

About Sean O. Mahoney

Sean O. Mahoney has extensive experience in capital markets and business strategy across a wide variety of companies and sectors, including industrial and automotive. He is a private investor with over two decades of experience in investment banking and finance. Mr. Mahoney currently serves on the boards of Delphi Automotive plc, Cooper-Standard Holdings Inc., and Formula One Holdings, as well as the post-bankruptcy board of Lehman Brothers Holdings Inc. Mr. Mahoney spent 17 years in investment banking at Goldman, Sachs & Co., where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking. He earned his undergraduate degree from the University of Chicago, and his graduate degree from Oxford University, where he was a Rhodes Scholar.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our approximately 60,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in- class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

Forward Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “estimates,” “expects,” “goal,” “plans,” “should,” “target,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding Alcoa’s proposed separation transaction, the future performance of Value-Add and Upstream businesses and business improvement programs. Forward-looking statements are subject to risks, uncertainties and other factors, and are not guarantees of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected; (d) the impact of the separation on the businesses of Alcoa; (e) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices and premiums, as applicable, for primary aluminum, alumina, and other products, and fluctuations in indexed-based and spot prices for alumina; (f) Alcoa’s inability to successfully realize goals established in each of its business segments, at the levels or by the dates targeted for such goals (including moving its alumina refining and aluminum smelting businesses down on the industry cost curves and increasing revenues and improving margins in its Value-Add businesses); (g) Alcoa’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, or expansions, or international joint ventures; (h) political, economic, and regulatory risks in the countries in which Alcoa operates, including unfavorable changes in laws and governmental policies, tax rates, civil unrest, or other events beyond Alcoa’s control; (i) changes in preliminary accounting estimates due to the significant judgments and assumptions required; (j) the outcome of contingencies, including legal proceedings and environmental remediation; (k) deterioration in global economic and financial market conditions generally; (l) the risk that increased debt levels, deterioration in debt protection metrics, contraction in liquidity, or other factors could adversely affect the targeted credit ratings for Value-Add Company or Upstream Company; and (m) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2014, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.